Exhibit 99.1

WeWork and BowX Acquisition Corp. Announce Closing of Business Combination to Create Publicly-Traded Leading Flexible Space Provider

•	WeWork to begin trading on the New York Stock Exchange under the ticker symbol “WE” starting October 21, 2021

•

Business combination that closed on October 20, 2021 provides WeWork with the previously announced gross cash proceeds of approximately $1.3 billion, prior to expenses, which includes the cash held in the trust account, a fully committed PIPE and an equity backstop facility provided by Cushman & Wakefield

•	WeWork has shown strong global momentum after reporting five months of consecutive revenue growth

•	Executive Chairman Marcelo Claure and CEO Sandeep Mathrani will continue to lead the company as it executes its strategic plan

MENLO PARK and NEW YORK, October 20, 2021 – BowX Acquisition Corp. (NASDAQ: BOWX, BOWXU, AND BOWXW) (“BowX”), a special purpose acquisition company, and WeWork Inc., a leading global flexible space provider, today announced the completion of their business combination. The combined company will now operate as WeWork Inc. and will begin trading on the New York Stock Exchange under the ticker symbol “WE” on October 21, 2021.

Sandeep Mathrani, CEO of WeWork, said, “Today is a testament to the determination of our company to not only transform our business, but also to adapt and deliver the options that today’s workforce demands. As companies around the world reimagine their workplace, WeWork is uniquely positioned to offer the space and services that can power solutions built around flexibility. Providing employers and landlords around the world with our holistic offering of space-as-a-service, All Access and workplace management technology will enable WeWork to lead the market in mainstream adoption of flexible space.”

Marcelo Claure, Executive Chairman of WeWork, said, “SoftBank is proud to support WeWork on this important day, a day that recognizes years of hard work and executing on our vision. As the way we live and work has fundamentally changed, WeWork is leading one of the biggest disruptions in commercial real estate with a workspace solution that has never been more in demand. This milestone is just the beginning and we look forward to continuing to support WeWork on its journey.”

Vivek Ranadivé, Board Member at WeWork and former Chairman and Co-CEO of BowX Acquisition Corp., said, “WeWork has long been a pioneer in establishing what the future of work could look like, and today cements the company’s trajectory towards achieving this mission. With a strong leadership team in place and new platform offerings that will leverage WeWork’s decade of expertise and proprietary technology, we can’t imagine a business better equipped to lead continued growth in the flexible space market. While the pandemic has created many uncertainties, flexibility is here to stay and WeWork has the space and technology to power this global shift.”

Today, WeWork is a transformed company primed to meet the growing demand for flexible space solutions. As evidenced by sequential monthly increases in revenue and occupancy in the third quarter of 2021, WeWork has demonstrated the resiliency of its business model and a strong long-term value proposition. Q3 2021 preliminary total revenue was $658 million, an increase of approximately 10% compared to Q2 2021 revenue of $593 million. Across consolidated operations, total occupancy continued to increase to 60% at the end of Q3 2021, up from 52% at the end of Q2 2021. Consolidated gross desk sales totaled 154,000 in Q3 2021 representing approximately 9.2 million square feet sold. Consolidated new desk sales totaled 84,000 in Q3 2021.

.WeWork has also begun to realize new revenue opportunities by digitizing its real estate offerings and productizing its existing technology. As of Q3 2021, All Access, our pay-as-you-go or subscription-based product, and other virtual memberships have reached 32,000. The company has begun to build out its proprietary workplace management platform, WeWork Workplace, to offer landlords and members the ability to manage flex space across their portfolios and recently announced strategic partnerships with Hudson’s Bay Company, Cushman & Wakefield and Ivanhoé Cambridge.

PJT Partners served as sole financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to WeWork. UBS Investment Bank served as sole financial and capital markets advisor to BowX. Cooley LLP served as legal counsel to BowX. UBS Investment Bank and PJT Partners acted as joint placement agents with respect to the private placement. Paul Hastings LLP served as placement agent counsel and Morrison & Foerster LLP served as legal counsel to SoftBank Group.

About WeWork

WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since opening our first location in New York City, we’ve grown into a global flexible space provider committed to delivering technology-driven flexible solutions, inspiring spaces, and unmatched community experiences. Today, we’re constantly reimagining how the workplace can help everyone, from freelancers to Fortune 500s, be more motivated, productive, and connected. For more information about WeWork, please visit us at https://wework.com.

About BowX Acquisition Corp.

BowX Acquisition Corp. is a Special Purpose Acquisition Company formed by management of Bow Capital, including Vivek Ranadivé and Murray Rode. Bow Capital is a venture capital fund bridging the best of academia, business, and entertainment. Mr. Ranadivé has four decades of experience and is founder and managing director of Bow Capital, as well as previous founder and CEO of TIBCO. Mr. Rode is senior advisor of Bow Capital and former CEO of TIBCO, with over 30 years of experience in tech.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” with respect to the proposed transaction between WeWork and BowX include statements regarding the benefits and timing of the transaction, the anticipated timing of the trading of the combined company and expectations regarding the combined company’s position to serve the multi-trillion office space market and enable the future of work. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of the announcement of the transaction on WeWork’s business relationships, operating results, and business generally, (ii) risks that the transaction disrupts current plans and operations of WeWork and potential difficulties in WeWork employee retention as a result of the transaction, (iii) the outcome of any legal proceedings that may be instituted against WeWork or against BowX related to the Merger Agreement or the transaction, (iv) the ability to maintain the listing of WeWork’s securities on a national securities exchange, (v) the price of WeWork’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which WeWork operates, variations in operating performance across competitors, changes in laws and regulations affecting WeWork’s business, WeWork’s inability to implement its business plan or meet or exceed its financial projections and changes in the combined capital structure, (vi) changes in general economic conditions, including as a result of the COVID-19 pandemic, and (vii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the registration statement on Form S-4, the proxy statement/prospectus and other documents filed or that may be filed by BowX or WeWork from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and WeWork and BowX assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither WeWork nor BowX gives any assurance that the combined company will achieve its expectations.

Investors

Chandler Salisbury

investor@wework.com

Media

Nicole Sizemore / Julia Sullivan

press@wework.com